As filed with the Securities and Exchange Commission on February 26, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CYTOKINETICS, INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	94-3291317
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

350 Oyster Point Boulevard

South San Francisco, CA 94080

(Address of Principal Executive Offices, Zip Code)

AMENDED AND RESTATED 2004 EQUITY INCENTIVE PLAN

(Full title of the plan)

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

350 Oyster Point Boulevard

South San Francisco, CA 94080

(650) 624-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Aaron K. Briggs

Gibson, Dunn & Crutcher LLP

One Embarcadero Center, Suite 2600

San Francisco, CA 94111

(415) 393-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Common Stock to be issued pursuant to the Amended and Restated 2004 Equity Incentive Plan (the “EIP”). The shares of the Common Stock previously reserved for issuance under the EIP were registered on the Registrant’s Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the “SEC”) on May  4, 2004 (File No. 333-115146), June 20, 2005 (File No. 333-125973), April 14, 2006 (File No.  333-133323), February 28, 2007 (File No.  333-140963), March 14, 2008 (File No.  333-149713), August 7, 2008 (File No.  333-152850), August 6, 2009 (File No.  333-161116), August 4, 2010 (File No.  333-168520), August 5, 2011 (File No.  333-176089), August 6, 2012 (File No.  333-183091), August 7, 2013 (File No.  333-190458), August 5, 2015 (File No.  333-206101), November 3, 2017 (File No.  333-221348), March 4, 2020 (File No.  333-236889), May 29, 2020 (File No.  333-238786), May 13, 2021 (File No.  333-256054), November 5, 2021 (File No.  333-260840), May 31, 2022 (File No.  333-265316), March 1, 2023 (File No.  333-270182), and August 7, 2025 (File No. 333-289349) (collectively, the “Prior Registration Statements”).

This Registration Statement on Form S-8 is being filed for the purpose of registering an additional 750,000 shares of the Common Stock to be issued pursuant to the EIP in order to increase the pool from which the Registrant may grant inducement awards to certain individuals as an inducement material to entering into employment with the Registrant, within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the EIP are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

Item 8. Exhibits.

Exhibit No.	Exhibit Description

4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(3)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.4(4)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.5(5)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.6(6)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.7(7)	Certificate of Amendment of Amended and Restated Certificate of Incorporation.

4.8(8)	Specimen Common Stock Certificate.

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Independent Registered Public Accounting Firm.

24.1*	Power of Attorney (included on the signature page of this Form S-8).

99.1(9)	Amended and Restated 2004 Equity Incentive Plan.

107*	Filing Fee Table.

*	Filed herewith.

(1)	Incorporated by reference to Exhibit 3.1 to the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission on June 13, 2011.

(2)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 17, 2023.
(3)	Incorporated by reference to Exhibit 3.2 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 4, 2011.
(4)	Incorporated by reference to Exhibit 5.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 25, 2013.
(5)	Incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 20, 2016.
(6)	Incorporated by reference to Exhibit 3.5 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on August 3, 2023.
(7)	Incorporated by reference to Exhibit 4.7 to the Company’s registration statement on Form S-8, filed with the Securities and Exchange Commission on August 7, 2025.
(8)	Incorporated by reference to Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 9, 2007.
(9)	Incorporated by reference to Appendix A of the Company’s definitive proxy statement, filed with the Securities and Exchange Commission on April 10, 2025.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, State of California, on this 26th day of February, 2026.

CYTOKINETICS, INCORPORATED

By:	/s/ Robert I. Blum
Name:	Robert I. Blum
Title:	President and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below appoints Robert I. Blum, Sung Lee and John Faurescu, and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the dates indicated.

Signature	Title	Date

/s/ Robert I. Blum Robert I. Blum	President, Chief Executive Officer and Director (Principal Executive Officer)	February 26, 2026

/s/ Sung Lee Sung Lee	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 26, 2026

/s/ John T. Henderson John T, Henderson, M.B., Ch. B	Chairman of the Board of Directors	February 26, 2026

/s/ Muna Bhanji Muna Bhanji	Director	February 26, 2026

/s/ Robert A. Harrington Robert A. Harrington, M.D.	Director	February 26, 2026

/s/ Edward M. Kaye Edward M. Kaye, M.D.	Director	February 26, 2026

/s/ Robert E. Landry Roberty E. Landry	Director	February 26, 2026

/s/ B. Lynne Parshall B. Lynne Parshall, Esq.	Director	February 26, 2026

/s/ Wendell Wierenga Wendell Weirenga, Ph.D.	Director	February 26, 2026

/s/ Nancy J. Wysenski Nancy J. Wysenski	Director	February 26, 2026